                                                                                                         Exhibit FS-2 DPL


                                              DELMARVA POWER & LIGHT COMPANY
                                          PRO FORMA CONSOLIDATED BALANCE SHEETS
                                                  (Dollars in Thousands)
                                                       (Unaudited)



                                                                                  As of September 30, 1999
                                                  ----------------------------------------------------------------------------------
                                                  Balances Before
                                                  Write-Down of      Write-down of                       Pro Forma
                                                  Peach Bottom Due   Peach Bottom Due                    Effect of Sale   Pro Forma
                                                  To Deregulation    To Deregulation   Actual Balances   of Peach Bottom  Balances
                                                  ----------------------------------------------------------------------------------

          ASSETS
Current Assets
  Cash and cash equivalents                       $     8,649                          $     8,649        $ 16,929      $    25,578
  Accounts receivable                                 304,739                              304,739                          304,739
  Allowance for Doubtful Accounts                      (6,309)                              (6,309)                          (6,309)
  Accounts receivable from associated companies           -                                    -                                -
  Inventories, at average cost
    Fuel (coal, oil and gas)                           42,515                               42,515                           42,515
    Materials and supplies                             33,792           (1,989)             31,803                           31,803
  Prepayments                                          12,800                               12,800                           12,800
  Deferred energy costs                                22,724                               22,724                           22,724
  Deferred income taxes, net                           18,252                               18,252                           18,252
                                                  ----------------------------------------------------------------------------------
                                                      437,162           (1,989)            435,173          16,929          452,102
                                                  ----------------------------------------------------------------------------------


Investments
  Funds held by trustee                                74,605                               74,605         (32,913)          41,692
  Notes receivable                                        653                                  653                              653
  Other investments                                     1,007                                1,007                            1,007
                                                  ----------------------------------------------------------------------------------
                                                       76,265             -                 76,265         (32,913)          43,352
                                                  ----------------------------------------------------------------------------------


Property, Plant and Equipment
  Electric generation                               1,446,696         (139,488)          1,307,208          (4,108)       1,303,100
  Electric transmission and distribution            1,380,081                            1,380,081            (648)       1,379,433
  Gas transmission and distribution                   255,990                              255,990                          255,990
  Other electric and gas facilities                   190,611                              190,611                          190,611
  Other property, plant, and equipment                  5,468                                5,468                            5,468
                                                  ----------------------------------------------------------------------------------
                                                    3,278,846         (139,488)          3,139,358          (4,756)       3,134,602
Less: Accumulated depreciation                      1,475,698          (66,374)          1,409,324         (33,308)       1,376,016
                                                  ----------------------------------------------------------------------------------
Net plant in service                                1,803,148          (73,114)          1,730,034          28,552        1,758,586
Construction work-in-progress                          97,816           (7,710)             90,106            (846)          89,260
Leased nuclear fuel, at amortization cost              24,754                               24,754         (11,722)          13,032
Goodwill, net                                          70,342                               70,342                           70,342
                                                  ----------------------------------------------------------------------------------
                                                    1,996,060          (80,824)          1,915,236          15,984        1,931,220
                                                  ----------------------------------------------------------------------------------


Deferred Charges and Other Assets
  Prepaid employee benefits costs                     121,398                              121,398                          121,398
  Deferred recoverable income taxes                    69,033                               69,033                           69,033
  Recoverable stranded costs                           44,333                               44,333                           44,333
  Unamortized debt expense                             11,262                               11,262                           11,262
  Deferred debt refinancing costs                       8,050                                8,050                            8,050
  Other                                                15,164                               15,164                           15,164
                                                  ----------------------------------------------------------------------------------
                                                      269,240             -                269,240                          269,240
                                                  ----------------------------------------------------------------------------------

Total Assets                                      $ 2,778,727        $ (82,813)        $ 2,695,914        $   -         $ 2,695,914
                                                  ==================================================================================

                                                                                                         Exhibit FS-2 DPL


                                              DELMARVA POWER & LIGHT COMPANY
                                          PRO FORMA CONSOLIDATED BALANCE SHEETS
                                                  (Dollars in Thousands)
                                                       (Unaudited)



                                                                                  As of September 30, 1999
                                                  ----------------------------------------------------------------------------------
                                                  Balances Before
                                                  Write-Down of      Write-down of                       Pro Forma
                                                  Peach Bottom Due   Peach Bottom Due                    Effect of Sale   Pro Forma
                                                  To Deregulation    To Deregulation   Actual Balances   of Peach Bottom  Balances
                                                  ----------------------------------------------------------------------------------

          CAPITALIZATION AND LIABILITIES

Current Liabilities                               $         -                          $         -                        $       -
  Short-term debt                                       1,545                                1,545                            1,545
  Long-term debt due within one year                  104,830                              104,830                          104,830
  Variable rate demand bonds                          174,391                              174,391                          174,391
  Accounts payable                                     39,614                               39,614         (16,251)          39,614
  Taxes accrued                                        25,914                               25,914                           25,914
  Interest accrued                                      7,360                                7,360                            7,360
  Dividends payable                                    12,491                               12,491                           12,491
  Current capital lease obligation                          -                                    -                                -
  Deferred energy costs                                24,848                               24,848                           24,848
  Above-market purchased energy contracts
  Excess Merrill Creek Reservoir capacity and          20,666                               20,666                           20,666
    other electric restructuring liabilities           24,688                               24,688                           24,688
                                                  ----------------------------------------------------------------------------------
  Other                                               436,347                  -           436,347         (16,251)         420,096
                                                  ----------------------------------------------------------------------------------



Deferred Credits and Other Liabilities

  Deferred income taxes, net                          367,966            (36,021)          331,945          16,251          348,196
  Deferred investment tax credits                      35,463                               35,463                           35,463
  Long-term capital lease obligation                   13,362                               13,362                           13,362
  Above-market purchased energy contracts              57,002                               57,002                           57,002
  Excess Merrill Creek Reservoir capacity and                                                                                     -
    other electric restructuring liabilities           43,698              3,677            47,375                           47,375
  Other                                                25,454                               25,454                           25,454
                                                  ----------------------------------------------------------------------------------
                                                      542,945            (32,344)          510,601          16,251          526,852
                                                  ----------------------------------------------------------------------------------



Capitalization
  Common stock, $2.25 par value; shares
    authorized: 1,000,000; shares
    outstanding: 1,000                                      2                                    2                                2
  Additional paid-in capital                          528,893                              528,893                          528,893
  Retained earnings                                   182,571            (50,469)          132,102                          132,102
                                                  ----------------------------------------------------------------------------------
   Total common stockholder's equity                  711,466            (50,469)          660,997              -           660,997
  Cumulative preferred stock                           89,703                               89,703                           89,703
  DPL obligated mandatorily redeemable
    preferred securities of subsidiary trust
    holding solely DPL debentures                      70,000                               70,000                           70,000
  Long-term debt                                      928,266                              928,266                          928,266
                                                  ----------------------------------------------------------------------------------
                                                    1,799,435            (50,469)      $ 1,748,966              -         1,748,966
                                                  ----------------------------------------------------------------------------------
Total Capitalization and Liabilities              $ 2,778,727        $   (82,813)      $ 2,695,914        $     -       $ 2,695,914
                                                  ==================================================================================